Exhibit 99.1

5151 San Felipe

Houston, TX 77056

(713) 861-2500

For Immediate Release

Agreement Reached in Litigation Related to Proposed Sale of Goodman Global

HOUSTON, January 3, 2008 – Goodman Global, Inc. (NYSE: GGL), a leading manufacturer of residential and light commercial heating, ventilation and air-conditioning equipment, announced today the tentative settlement of two purported class action lawsuits filed in the District Court of Harris County, Texas, against Goodman and other named defendants. The two purported class action lawsuits relate to the proposed acquisition of Goodman by affiliates of private equity firm Hellman & Friedman LLC and have been consolidated as Call4U, Ltd. v. Goodman Global, Inc., Cause No. 2007-66888. A memorandum of understanding setting forth the terms of the settlement was entered into on behalf of plaintiffs, Goodman and the other named defendants as of January 3, 2008. The proposed settlement is subject to court approval and certain other conditions.

Goodman and the other defendants deny all allegations of wrongdoing, fault, liability or damage to the plaintiffs and the putative class in the consolidated action, deny that they have or are engaged in any wrongdoing or violation of law or breach of duty and believe they acted properly at all times. The memorandum of understanding provides for dismissal of the consolidated action with prejudice upon court approval of such settlement.

Pursuant to the terms of the memorandum of understanding, Goodman agreed (i) to disclose certain additional information regarding the transaction to its stockholders, which additional information is being provided via a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission, (ii) with Hellman & Friedman to amend the merger agreement governing the transaction, which amendment is attached to the Form 8-K referred to above, to make changes to the non-solicitation provisions therein, and (iii) to allow its stockholders an additional period of twenty (20) calendar days, beginning on the date of the stockholder vote to approve the transaction, within which Goodman’s stockholders may elect appraisal rights for their shares of Goodman’s common stock.

The settlement of the consolidated class action will not affect the merger consideration to be paid in the merger, any other terms of the merger other than those set forth in the amendment to the merger agreement or the timing of the special meeting of stockholders held to approve the merger.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements also include statements about the following subjects: forecasts and projections of operating and financial results; changes in weather patterns and seasonal fluctuations; changes in customer demand due to the federally-mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; the realization of expected tax benefits; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets and the risks and uncertainties described under “Risk Factors” contained in Goodman’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 850 distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

Contacts:

Goodman
Richard Bajenski
(713) 263-5059 richard.bajenski@goodmanmfg.com